UNDERWRITING AGREEMENT

between

Sunity Online Entertainment Limited

(a Cayman Islands exempted limited liability company)

and

ICM CAPITAL MARKETS LTD.

as Representative

SUNITY ONLINE ENTERTAINMENT LIMITED

UNDERWRITING AGREEMENT

New York, New York
___________ __, 2012
ICM Capital Markets Ltd.
888 Seventh Avenue, 17th Floor
New York, NY 10019

Ladies and Gentlemen:

The undersigned, Sunity Online Entertainment Limited, a Cayman Islands exempted limited liability company (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries or affiliates of the Company, the “Company”), hereby confirms its agreement with ICM Capital Markets Ltd. (hereinafter referred to as “you” (including its correlatives) or the “Representative”) and with the other underwriters for which the Representative is acting as representative (the Representative and such other underwriter or underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1.           Purchase and Sale of Securities.

1.1        Nature and Purchase of Securities.

(i)          On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the several Underwriters, an aggregate of between 800,000 (the “Minimum Offering”) and 1,600,000 American Depositary Shares (“ADSs”), each ADS representing one ordinary share, par value $0.00249 per share (the “Ordinary Shares”). All ADSs to be offered and sold in the offering shall be issued and sold through the Underwriters, as agents for the Company, to the public, and the Underwriters agree to use their best efforts to sell the ADSs as agents for the Company. The ADSs, the underlying Ordinary Shares and the ADRs evidencing such ADSs are referred to herein as the “Securities.”

(ii)         The Securities are to be offered to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2.       Payment and Delivery.

(i)           Subject to the penultimate sentence of this paragraph, the Securities, in the form of ADSs, will be delivered by the Company to the Underwriters against payment of the purchase price therefor at the offices of Gersten Savage LLP counsel to the Underwriters (“Gersten”), at 10:00 a.m. Eastern time, on the third (3rd) (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after 4:30 p.m. Eastern time, the fourth) Business Day following the date hereof (the “Offering Termination Date”) ..  The time and date of delivery of the Securities is referred to herein as the “Closing Date.”  If the Underwriters so elect, delivery of the Securities, each in the form of ADSs, may be made, for the accounts of the respective investors, by credit through full FAST transfer to the account at The Depository Trust Company (“DTC”) designated by the Underwriters.  Certificates representing the ADSs, in definitive form and in such denominations and registered in such names as the Underwriters may reasonably request upon at least two Business Days’ prior written notice to the Company, will be made available for checking and packaging not later than 10:00 a.m. EST on the business day next preceding the Closing Date at the above addresses, or such other location as may be mutually acceptable. The Company shall not be obligated to sell or deliver the Securities except upon tender of payment for at least 800,000 of the ADSs. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

(ii)        Prior to the sale of all of the Securities, all funds received from purchasers of the Securities shall be placed in an escrow account (the “Escrow Account”) with [________], as escrow agent (“Escrow Agent”), in accordance with the escrow agreement entered into by and among the Underwriter, the Company and the Escrow Agent dated [_______], 2012 (the “Escrow Agreement”), the form of which is attached as an exhibit to the Registration Statement. Upon delivery of the certificates (in form and substance reasonably satisfactory to the Underwriters) representing the Securities (or through the facilities of the DTC) and the Depositary under the Deposit Agreement, the Escrow Agent shall release such funds to the Company, in accordance with the terms of the Escrow Agreement. In the event that the Minimum Offering amount is not sold on or before the Offering Termination Date, as determined by the Escrow Agent in its sole discretion and in accordance with the Escrow Agreement, all funds then held in the Escrow Account shall be returned promptly to the respective purchasers as provided in the Escrow Agreement.

(iii)         The Ordinary Shares underlying the Securities will be deposited pursuant to the Deposit Agreement, dated as of [●] (the “Deposit Agreement”), entered into among the Company, The Bank of New York, as depositary (the “Depositary”) and all holders from time to time of the ADSs. Upon deposit of any Ordinary Shares, the Depositary will issue ADSs representing the Ordinary Shares so deposited. The ADSs will be evidenced by American Depositary Receipts (the “ADRs”).

1.2         Nature of Underwriting.

The offering is being made without a firm commitment by the Underwriters, with no obligation or commitment on the part of the Underwriters to sell any of the ADSs. The Underwriters must sell the minimum number of securities offered (800,000 ADSs), if any are sold, and are required to use only their best efforts to sell the Securities offered.

1.3          Representative’s Warrant.

1.3.1.      Warrant. The Company hereby agrees to issue to the Representative (and/or its designees) on the Closing Date a warrant (“Representative’s Warrant”) for the purchase of a number of ADSs equal to 5% of the aggregate number of ADSs sold in the offering. The Representative’s Warrant in the form attached hereto as Exhibit A shall be exercisable, in whole or in part, during a period commencing on a date that is six months after the effective date of the offering and expiring on the three-year anniversary of the effective date of the offering (the “Effective Date”) at an initial exercise price per ADS of $6.25, which is equal to 125% of the public offering price of the ADSs. The Representative’s Warrant and the ADSs issuable upon exercise thereof are sometimes hereinafter referred to collectively as the “Representative’s Securities.” The Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Representative’s Warrant and the underlying ADSs during the first year after the Effective Date and by its acceptance thereof shall agree that it will not, sell, transfer, assign, pledge or hypothecate the Representative’s Warrant, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of six months following the Closing Date to anyone other than (i) an Underwriter or a selected dealer in connection with the Offering, or (ii) a bona fide officer or partner of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

1.3.2.       Delivery and Payment. Delivery and payment of $10.00 for the Representative’s Warrant shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as the Representative may request.

2.           Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date, as follows:

2.1      Filing of Registration Statement.

   2.1.1.  Pursuant to the Act.

(a)          The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form F-1 (File No. 333-169515), including any related prospectus or prospectuses, for the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company and conform, in all material respects, with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.”

(b)          The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form F-6 (File No. 333-178370), including any material incorporated by reference therein, for the registration of the ADSs under the Act (“ADS Registration Statement”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Act and Regulations.

(c)          The final prospectus in the form first furnished to the Underwriters for use in the Offering, is hereinafter called the “Prospectus.”

(d)          The ADS Registration Statement and the Registration Statement have been declared effective by the Commission on or prior to the date hereof. “Applicable Time” means [___ am/pm on _________________, 20__], on the Effective Date or such other time as agreed to by the Company and the Representative.

2.1.2.  Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 000-___) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the ADSs. The registration of the ADSs under the Exchange Act has been declared effective by the Commission on or prior to the date hereof.

2.1.3.  Registration under the Exchange Act. The Securities, are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration except as described in the Registration Statement, ADS Registration Statement and Prospectus.

2.1.4.      Listing on Nasdaq. The ADSs have been approved for listing on the Nasdaq Capital Market (“Nasdaq”), and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Securities on Nasdaq nor has the Company received any notification that Nasdaq is contemplating revoking or withdrawing approval for listing of the Securities.

2.2         No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of any preliminary Prospectus (“Preliminary Prospectus”), the Prospectus or the Registration Statement or ADS Registration Statement or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3         Disclosures in Registration Statement.

2.3.1.      10b-5 Representation. At the respective times the Registration Statement, and any post-effective amendments thereto become effective, and as of the date of the Prospectus (and at the Closing Date):

(i)          The Registration Statement, the Prospectus and any post-effective amendments thereto did and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations.

(ii)         Neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, do or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information with respect to the Underwriters furnished to the Company by the Representative expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any of the Underwriters consists solely of the disclosure contained in the “Underwriting” section of the Prospectus (collectively, the “Underwriter’s Information”).

(iii)        (a) The road show presentation and materials, when taken together as a whole with this Agreement and schedules (collectively, the “Disclosure Materials”), do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Materials based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the Underwriter’s Information described as such in Section 2.3.1(ii) hereof.

2.3.2.           Disclosure of Agreements. Each contract or document which has been described in the Prospectus and the Registration Statement has been described accurately, in all material respects, and there are no agreements or other documents required by the Act and the Regulations to be described in the Prospectus or the Registration Statement or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses.

2.4         Changes After Dates in Registration Statement.

2.4.1.      No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement and the Deposit Agreement; and (iii) no executive officer or director of the Company has resigned from his or her position with the Company.

2.4.2.      Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not, other than with respect to options to purchase Ordinary Shares at an exercise price equal to the then fair market price of the Ordinary Shares, as determined by the Company’s board of directors, granted to employees, consultants or service providers: (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money other than in the ordinary course of business; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5         Independent Accountants. To the knowledge of the Company, Goldman Parks Kurland Mohidin LLP (“GPKM”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations. GPKM has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6           Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its direct and indirect subsidiaries, including each entity disclosed or described in the Registration Statement as being a subsidiary of the Company (each a “Subsidiary” and together the “Subsidiaries”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business.

2.7           Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Prospectus, the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, this Agreement, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued capital stock of the Company or any security convertible into capital stock of the Company, or any contracts or commitments to issue or sell capital stock or any such options, warrants, rights or convertible securities.

2.8         Valid Issuance of Securities, etc.

2.8.1.      Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized share capital of the Company conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Ordinary Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of the outstanding Ordinary Shares, exempt from such registration requirements.

2.8.2.      Securities Sold Pursuant to this Agreement and Representative’s Warrant. The Ordinary Shares underlying the Securities and the Representative’s Warrant have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities and the Representative’s Warrant, and their underlying Ordinary Shares, are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the foregoing Securities has been duly and validly taken. The Securities and Underwriters’ Securities, and the underlying Ordinary Shares, conform in all material respects to all statements with respect thereto contained in the Registration Statement. When paid for and issued in accordance with the Representative’s Warrant, the ADSs purchasable thereunder and the underlying Ordinary Shares will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the ADSs and underlying Ordinary Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Representative’s Warrant has been duly and validly taken.

2.8.3.      Issuance of American Depository Shares. Upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of underlying Ordinary Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued, and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery of these Securities, and payment therefor, the Company will transfer to the purchasers thereof good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind arising through the Company.

2.9          Registration Rights of Third Parties. Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company

2.10        Validity and Binding Effect of Agreements. This Agreement, the Deposit Agreement and the Representative’s Warrant have been duly and validly authorized by the Company, and, when executed and delivered, will constitute, the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

2.11        No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement, the Escrow Agreement, the Deposit Agreement, the Representative’s Warrant and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s memorandum and articles of association (as the same may be amended from time to time, the “Charter”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

2.12        No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any material term or provision of its Charter, or in violation in any material respect of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13        Corporate Power; Licenses; Consents.

2.13.1.      Conduct of Business. Except as described in the Registration Statement and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus except, in each case, as would not reasonably be expected to have a material adverse effect on the assets, business, conditions, financial position or results of operations of the Company (a “Material Adverse Effect”). The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects.

2.13.2.      Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement, the Escrow Agreement and the Deposit Agreement and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation by the Company of the transactions and agreements contemplated by this Agreement, the Deposit Agreement and the Representative’s Warrant and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14           D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and executive officers prior to the Offering (the “Insiders”) is true and correct in all respects, and the Company has not become aware of any information that would cause the information disclosed in the questionnaires completed by each Insider to become inaccurate and incorrect in any material respect.

2.15           Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director that is required to be and has not been disclosed in the Registration Statement and the Prospectus or in connection with the Company’s listing application for the listing of the ADSs on Nasdaq.

2.16           Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the Cayman Islands as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

2.17           Transactions Affecting Disclosure to FINRA.

2.17.1.      Finder’s Fees. Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.17.2.      Payments Within Twelve Months. Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than the prior payment of $50,000 to Rodman & Renshaw, LLC and $20,000 to ICM Capital Markets Ltd, the Representative, as provided hereunder in connection with the Offering.

2.17.3.      Use of Proceeds. None of the proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.17.4.      FINRA Affiliation. To the best of the Company’s knowledge, and except as may have been previously disclosed in writing to the Underwriters, no Insider or any beneficial owner of 5% or more of the Company’s outstanding Ordinary Shares has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representative if it learns that any Insider or owner of 5% or more of the Company’s outstanding Ordinary Shares (or securities convertible into Ordinary Shares) is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.18           Foreign Corrupt Practices Act. Neither the Company nor, to the best of the Company’s knowledge, any of the Insiders or employees of the Company or any other person authorized to act on behalf of the Company has, directly or indirectly, knowingly given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.19           Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to Gersten shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.20           Lock-Up Period.

2.20.1.      Each Insider and each beneficial owner of 5% or more of the Company holding outstanding Ordinary Shares (or securities convertible into Ordinary Shares) (together with the Insiders, the “Lock-Up Parties”) have agreed pursuant to executed Lock-Up Agreements in the form attached hereto as Exhibit B that for a period of six months from the effective date of the Registration Statement (the “Lock-Up Period”), such persons and their affiliated parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Company securities, capital stock, or any securities convertible into or exercisable or exchangeable for Company securities or capital stock, without the consent of the Representative, except for issuances of Ordinary Shares upon the exercise of currently outstanding options, warrants and options that may be issued pursuant to an Incentive compensation plan approved by the Company’s board of directors. The Representative may consent to an early release from the applicable Lock-Up period if, in its opinion, the market for the ADSs would not be adversely impacted by sales and in cases of financial emergency of an Insider or other stockholder. The Company has caused each of the Lock-Up Parties to deliver to the Representative the agreements of each of the Lock-Up Parties to the foregoing effect prior to the date that the Company requests that the Commission declare the Registration Statement effective under the Act.

2.20.2.      The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the Representative, it will not, for a period of six months from the effective date of the Registration Statement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this paragraph 2.20.2 shall not apply to (i) the ADSs and Ordinary Shares to be sold hereunder, (ii) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of, provided that the Representative has been advised in writing of such issuance prior to the date hereof or (iii) the issuance by the Company of option to purchase or shares of capital stock of the Company under any stock compensation plan of the Company. For purposes of subclause (ii) in this paragraph, Representative acknowledges that disclosure in the Registration Statement filed prior to the date hereof of any outstanding option or warrant shall be deemed to constitute prior written notice to the Representative.

2.20.3.      Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by paragraph 2.20 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representative waives such extension.

2.21           Subsidiaries. Exhibit 21.1 of the Registration Statement lists each Subsidiary and consolidated entity of the company and sets forth the ownership of all of the Subsidiaries. The Subsidiaries are duly organized and in good standing under the laws of the place of organization or incorporation, and each such Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect. The Company’s ownership and control of each Subsidiary and each Subsidiary’s ownership and control of other Subsidiaries, is as described in the Registration Statement, the Disclosure Materials and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or entity other than Sunity Online Entertainment Limited, a Cayman Islands exempted limited liability company (“Sunity Cayman”), Hong Kong Sunity Online Entertainment Limited, a limited liability company established under the laws of the Hong Kong Special Administrative Region and wholly-owned subsidiary of Sunity Cayman (“Sunity HK”), Sunity WFOE Jiaze Network Technology Limited, a wholly foreign owned enterprise established under the laws of the People’s Republic of China (the “PRC”) and a wholly owned subsidiary of Sunity HK (“Sunity WFOE”) and Sunity (Beijing) Technology Co., a wholly foreign owned enterprise established under the laws of the PRC controlled by Sunity WFOE through the VIE Agreements (“Sunity Beijing”). Each of the Company and its Subsidiaries has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Materials Prospectus, and is duly qualified to do business under the laws of each jurisdiction which requires such qualification.

2.22           Related Party Transactions. Except as disclosed in the Registration Statement and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

2.23           Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Directors, Senior Management and Employees.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of Nasdaq. At least one member of the Board of Directors of the Company qualifies as an “audit committee” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of Nasdaq. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of Nasdaq.

2.24           Sarbanes-Oxley Compliance.

2.24.1.      Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.24.2.      Compliance. The Company is, or on the Effective Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.25           No Investment Company Status. The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.26           No Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent.

2.27        Intellectual Property. The Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus, except for such Intellectual Property, the failure of which to own or possess, as the case may be, would not result in a Material Adverse Effect. To the knowledge of the Company, no action or use by the Company or any of its Subsidiaries will involve or give rise to any infringement of, or material license or similar fees for, any Intellectual Property of others, except as disclosed in the Registration Statement. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement or fee.

2.28        Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed with relevant taxing authorities in respect to taxes.

2.29        PRC Representation and Warranties.

2.29.1.      Organization.

(a)          Sunity WFOE has been duly organized and is validly existing as a company under the laws of the PRC, and its business license is in full force and effect; Sunity WFOE has been duly qualified as a foreign invested enterprise with the following approvals and certificates: (A) Certificate of Approval, (B) Business License, (C) Tax Registration Certificate, (D) Organization Code Certificate, and (E) State Administration for Foreign Exchange (“SAFE”) Registration Card. 100% of the equity interests of Sunity WFOE are owned by the Company as described in the Prospectus, and such equity interests are free and clear of all liens, encumbrances, equities or claims; the articles of association, the business license and other constituent documents of Sunity WFOE comply in all material respects with the requirements of applicable laws of the PRC and are in full force and effect; Sunity WFOE has full power and authority (corporate and other) and all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any governmental agency having jurisdiction over Sunity WFOE or any of its properties required for the ownership or lease of property by it and the conduct of its business in accordance with its registered business scope and has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus; the current total investment and registered capital of Sunity WFOE are USD 100,000, and all of the registered capital has been paid.

(b)          Sunity Beijing has been duly organized and is validly existing as a limited liability company under the laws of the PRC and its business license is in full force and effect; 100% of the equity interests of Sunity Beijing are indirectly controlled by the Company through contractual arrangements as described in the Prospectus (the “VIE Agreements”), and such equity interests are free and clear of all liens, encumbrances, equities or claims except for the pledge of the equity interests under the VIE Agreements; the articles of association, the business license and other constituent documents of Sunity Beijing comply in all material respects with the requirements of applicable laws of the PRC and are in full force and effect; except as disclosed in the Registration Statement, Sunity Beijing has full power and authority (corporate and other) and has all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any governmental agency having jurisdiction over Sunity Beijing or any of its properties required for the ownership or lease of property by it and the conduct of its business, except for such that would not have a Material Adverse Effect, and has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus; the registered capital of Sunity Beijing is RMB34,163,000, which has been fully paid by its shareholders.

(c)          Each of Sunity WFOE and Sunity Beijing has legal and valid title to all of its properties and assets, free and clear of all liens, charges, encumbrances, equities, claims, options and restrictions; each lease agreement to which it is a party is duly executed and legally binding; its leasehold interests are set forth in and governed by the terms of any lease agreements, and, to the Company’s knowledge such agreements are valid, binding and enforceable in accordance with their respective terms under PRC law; and, none of Sunity WFOE or Sunity Beijing owns, operates, manages or has any other right or interest in any other material real property of any kind, except as described in the Prospectus.

2.29.2.      PRC Taxes. The Company has filed all PRC national, provincial, local or foreign tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure to so file would not have a Material Adverse Effect, except as set forth in the Disclosure Materials and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, other than those for which adequate reserves have been provided. Except as disclosed in the Registration Statement, the Disclosure Materials and Prospectus, including the risk factor set forth in “Risk Factors— Under the EIT Law, we and/or Sunity HK may be classified as a ‘‘resident enterprise’’ of the PRC,” no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in China, Hong Kong or the Cayman Islands to any Chinese, Hong Kong or Cayman Islands taxing authority in connection with (A) the issuance, sale and delivery of the Ordinary Shares represented by the ADSs, the issuance of the Securities by the Depositary, and the delivery of the Securities to or for the account of the purchasers, (B) the purchase from the Company and the sale and delivery of the Securities to purchasers thereof, (C) the deposit of the Ordinary Shares with the Depositary and the Custodian (as defined in the Deposit Agreement) and the issuance and delivery of the ADSs, or (D) the execution and delivery of this Agreement by the Underwriters or the Deposit Agreement.

2.29.3.      Dividends and Distributions. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

2.29.4.      Money Laundering. The operations of the Company, its Subsidiaries and Sunity Beijing are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its subsidiaries or Sunity Beijing with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

2.29.5.      Office of Foreign Assets Control. None of the Company, any of its Subsidiaries, Sunity Beijing or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, any of its Subsidiaries or Sunity Beijing has conducted or entered into a contract to conduct any transaction with the governments or any of subdivision thereof, agents or representatives, residents of, or any entity based or resident in the countries that are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); none of the Company, any of its subsidiaries or Sunity Beijing is currently subject to any U.S. sanctions administered by OFAC (including but not limited to the designation as a “specially designated national or blocked person” thereunder), Her Majesty’s Treasury, the United Nations Security Council, or the European Union or is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions, including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria; and the Company will not knowingly directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.29.6.      Lending Relationships. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

2.29.7.      No Immunity. None of the Company, any of its subsidiaries, Sunity Beijing or any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands, Hong Kong, the PRC, New York or United States federal law; and, to the extent that the Company, any of its subsidiaries, Sunity Beijing or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company, its subsidiaries and Sunity Beijing waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement under New York law as provided under this Agreement and the Deposit Agreement.

2.29.8.            Free Transferability of Dividends or Distributions. Except as disclosed in the Disclosure Materials, Registration Statement and Prospectus, including but not limited to the risk factor set forth in “Risk Factors— Risks Related to Doing Business in China - Under the EIT Law, we and/or Sunity HK may be classified as a ‘‘resident enterprise’’ of the PRC. Such classification could result in tax consequences to us, our non-PRC resident enterprise ADS holders or shareholders and Sunity HK.” all dividends and other distributions declared and payable on the Ordinary Shares may under current Cayman Islands, Hong Kong and PRC law and regulations be paid to the Depositary and to the holders of Securities, as the case may be, in United States dollars and may be converted into foreign currency that may be transferred out of the Cayman Islands, Hong Kong and the PRC in accordance with the Deposit Agreement, and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands, Hong Kong or the PRC, will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong and the PRC, or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands, Hong Kong and the PRC or any political subdivision or taxing authority thereof or therein.

 2.29.9.          Not a PFIC. Except as disclosed in the Disclosure Materials, Registration Statement and Prospectus, the Company does not expect that it will be treated as a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year. The Company has no plan or intention to operate in such a manner that would reasonably be expected to result in the Company becoming a PFIC in future taxable years.

2.29.10.         Compliance with SAFE Regulations. The Company has taken all reasonable steps to cause all of the Company’s shareholders and option holders who are residents or citizens of the PRC, to comply with any applicable rules and regulations of the State Administration of Foreign Exchange (SAFE) relating to such shareholders’ and optionholders’ shareholding with the Company (the “SAFE Rules and Regulations”), including, without limitation, taking reasonable steps to require each shareholder or option holder that is, or is directly or indirectly owned or controlled by, a resident or citizen of the PRC to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

2.29.11.         M&A and CSRC Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (CSRC) and the State Administration of Foreign Exchange of China (SAFE) on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of the PRC and controlled directly or indirectly by companies or natural persons of the PRC, to obtain the approval of the CSRC prior to the listing and trading of their securities on a stock exchange located outside of the PRC; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and based on such legal advice, the Company confirms with the Underwriters:

(a)          Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the issuance and sale of the Ordinary Shares and the ADSs, the listing and trading of the Securities on Nasdaq and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement are not and will not be, as of the date hereof, at the Closing Date or on each settlement date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006, as amended (collectively, the “M&A Rules and Related Clarifications”).

(b)          Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, as of the date hereof, the M&A Rules and Related Classifications did not and do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Ordinary Shares and the ADSs, the listing and trading of the Securities on Nasdaq, or the consummation of the transactions contemplated by this Agreement or the Deposit Agreement. The statements set forth in the Preliminary Prospectus included in the Disclosure Materials and the Prospectus under the captions “Risk Factors— We may be required to obtain prior approval of the China Securities Regulatory Commission, or CSRC, of the listing and trading of our ADSs on the NASDAQ Capital Market,” when taken together with other risk factors under “Risks Related to Doing Business in China,” is fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

2.29.12.         Foreign Private Issuer Status. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

2.29.13.         Choice of Law. The choice of law provision set forth in Section 9.6 of this Agreement, and the comparable provision in the Deposit Agreement, each constitutes a legal and valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be honored by courts in the Cayman Islands, Hong Kong and the PRC, subject to compliance with relevant civil procedural requirements (that do not involve a re-examination of the merits of the claim) in the Cayman Islands, Hong Kong and the PRC. The Company has the power to submit, and pursuant to Section 8.6 of this Agreement and Section ___ of the Deposit Agreement, has legally, validly, effectively and submitted, to the personal jurisdiction of each of the New York Courts, and the Company has the power to designate, appoint and authorize, and pursuant to Section 8.6 of this Agreement and Section ___ of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 8.6 of this Agreement and Section ___ of the Deposit Agreement.

2.29.14.         Recognition of Judgments. Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under New York law in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement would be recognized and enforced against the Company by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that such judgment is (A) given by a foreign court of competent jurisdiction; (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (C) is final; (D) is not in respect of taxes, a fine or a penalty; and (E) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

2.30         MD&A. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Preliminary Prospectus included in the Disclosure Materials and the Prospectus accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Disclosure Materials and the Prospectus and have consulted with its independent accountants with regard to such disclosure.

3.          Covenants of the Company. The Company covenants and agrees as follows:

3.1           Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement, ADS Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2           Federal Securities Laws.

  3.2.1.          Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its commercially reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2.          Filing of Final Prospectus. The Company will file the Prospectus (in form and substance reasonably satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3.          Exchange Act Registration. For a period of two years from the Effective Date, the Company will use its commercially reasonable efforts to maintain the registration of the Securities, and will not deregister the Securities, under the Exchange Act, without the prior written consent of the Representative.

3.2.4.          Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the 1933 Act, without the prior consent of the Representative.

3.3           Delivery to the Underwriters of Prospectuses. The Company will deliver to each of the Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement, ADS Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements and ADS Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.4         Effectiveness and Events Requiring Notice to the Representative. The Company will use its commercially reasonable efforts to cause the Registration Statement and ADS Registration Statement to remain effective with a current prospectus for at least nine (9) months from the Applicable Time and will promptly notify the Representative and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and ADS Registration Statement, and any amendments thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the filing with the Commission of any amendment or supplement to the Registration Statement, ADS Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, ADS Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement, ADS Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.5         Review of Financial Statements. For a period of two (2) years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information.

3.6        Reports to the Representative.

3.6.1           Periodic Reports, etc. For a period of one year from the Effective Date, the Company will furnish to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish or make available to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K prepared and filed by the Company; (iv) five copies of each registration statement filed by the Company under the Act; (v) such additional documents and information with respect to the Company and the affairs of any future Subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and Gersten in connection with the Representative’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Representative pursuant to this Section.

3.6.2.          Transfer Sheets. For a period of two (2) years from the Effective Date, the Company shall retain a transfer and registrar agent reasonably acceptable to the Representative (the ”Transfer Agent”) and will furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. Corporate Stock Transfer, Inc. is acceptable to the Representative to act as Transfer Agent for the Company’s Shares.

3.6.3.          Trading Reports. For a period of two (2) years from the Effective Date, and so long as the Securities are listed on Nasdaq, the Company shall provide to the Representative, at the Company’s expense, such reports published by Nasdaq relating to price trading of the Securities, as the Representative shall reasonably request.

3.7          Payment of Expenses.

3.7.1.          General Expenses Related to the Offering. The Company hereby agrees to pay on the Closing Date all expenses incident to the preparation of, and performance of the obligations of, the Company under this Agreement and the Deposit Agreement, including, but not limited to: (a) all filing fees relating to the registration of the ADSs to be sold in the Offering with the Commission; (b) all COBRADesk filing fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of such ADSs on the Nasdaq and such other stock exchanges as the Company and the Representative together determine; (c) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $5,000 per individual, which fees, expenses and disbursements shall not exceed $10,000 in the aggregate; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of such ADSs under the securities laws of such foreign jurisdictions as the Representative may reasonably designate; (e) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Deposit Agreement, Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, ADS Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary, (f) the costs of preparing, authenticating, issuing, printing and delivering certificates representing the ADSs; (g) fees and expenses of the Depositary and transfer agent for the ADSs; (h) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters; (i) the fees and expenses of the Company’s accountants; (j) the fees and expenses of the Company’s legal counsel and other agents and representatives; (k) the costs associated with post-Closing advertising of the Offering in the national editions of the Wall Street Journal and New York Times except that that Company shall only reimburse the Representative for the costs of this subsection (k) if the Company gives its prior written consent to such advertisements; and (l) up to $7,500 for the Underwriters’ actual “road show” expenses for the Offering. The Underwriters may also deduct from the net proceeds of the Offering payable to the Company on the Closing Date the expenses set forth herein to be paid by the Company to the Underwriters.

3.7.2.     Non-accountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.7.1, on the Closing Date it will pay to the Representative a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by the Company from the sale of the Securities by deduction from the proceeds of the Offering contemplated herein. The Representative acknowledges that $20,000 of this non-accountable allowance has been paid by the Company and shall be deducted from the non-accountable expense allowance payable pursuant to this Section 3.7.2.

3.8           Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.9           Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.10         Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs.

3.11         Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.12         Accountants. As of the Effective Date, the Company shall retain independent public accountants reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least two years after the Effective Date. The Representative acknowledges that GPKM is acceptable to the Representative.

3.13         FINRA. The Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Securities.

3.14         No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters of their affiliates or any Selling Agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.15         Amendments to Deposit Agreement. After the Effective Date, the Company will deliver to the Representative a copy of any proposed amendment to the Deposit Agreement, prior to effectiveness of any such amendment.

3.16         Compliance with SAFE Regulations. The Company shall use reasonable efforts to cause its shareholders and option holders that are, or that are directly or indirectly owned or controlled by, residents or citizens of the PRC, to comply with the SAFE Rules and Regulations applicable to them, including without limitation, requesting each such shareholder and option holder to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

3.17         Maintenance of Transfer Restrictions. The Company shall at all times after the Closing Date maintain transfer restrictions with respect to the Company’s ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements (as defined below) and shall use its commercially reasonable efforts to ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares.

3.18         Compliance with Terms of Deposit Agreement. The Company will comply with the terms of the Deposit Agreement so that the ADRs evidencing the ADSs will be executed by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement at the Closing Date or any settlement date.

3.19         Maintenance of ADS Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the ADSs on Nasdaq.

4.          Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of the Closing Date; (ii) the performance by the Company of its obligations hereunder and (iii) the following conditions:

4.1           Regulatory Matters.

  4.1.1.          Effectiveness of Registration Statement. The Registration Statement and ADS Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement and ADS Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Gersten.

  4.1.2.          FINRA Clearance. By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

  4.1.3.          Nasdaq Stock Market Clearance. On or prior to the Closing Date, the Securities shall have been approved for listing on Nasdaq, subject only to written confirmation of the Closing by the Company.

4.2           Company Counsel Matters.

  4.2.1.          Closing Date Opinion of Counsel. On the Closing Date, the Representative shall have received the favorable opinion of Loeb & Loeb LLP, U.S. securities counsel to the Company, dated the Closing Date, addressed to the Representative, covering the matters set forth in Exhibit C.

  4.2.2.          Cayman Opinion. On the Closing Date, the Representative shall have received the favorable opinion of Maples and Calder, Cayman Islands counsel to the Company, covering the matters set forth in Exhibit D.

  4.2.3.          PRC Opinion. On the Closing Date, the Representative shall have received the favorable opinion of Shanghai Hui Kun Law Firm, PRC counsel to the Company, covering the matters set forth in Exhibit E.

  4.2.4.          Depositary Counsel Opinion. The Company shall have requested and caused Emmet, Marvin & Martin, LLP, counsel for the Depositary, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representatives, substantially to the effect set forth in Exhibit F hereto.

4.2.5.          Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representative) of other counsel reasonably acceptable to the Representative, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Gersten if requested. The opinions referenced in Sections 4.2.1, 4.2.2, 4.2.3, 4.2.4 and 4.2.4 shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Representative.

4.3           Cold Comfort Letter. At the time this Agreement is executed, and the Closing Date, you shall have received a cold comfort letter, addressed to the Representative and in form and substance satisfactory in all respects to you and to Gersten from GPKM dated, respectively, as of the date of this Agreement and as of the Closing Date.

4.4           Officers’ Certificates.

  4.4.1.          Officers’ Certificate. At the Closing Date, the Representative shall have received a certificate of the Company signed by the Chairman of the Board and Chief Executive Officer of the Company, dated the Closing Date, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement and the Deposit Agreement to be performed or complied with by the Company prior to and as of the Closing Date, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are true and correct in all material respects.

  4.4.2.          Secretary’s Certificate. At the Closing Date, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, respectively, certifying: (i) that the Charter is true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement and the Deposit Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5           No Material Changes. Prior to and on the Closing Date: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, ADS Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or, to the knowledge of the Company, threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, ADS Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and (iv) the Registration Statement, ADS Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement, ADS Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6           Delivery of Agreements and Certificates.

  4.6.1.          Effective Date Deliveries. On the Effective Date, the Company shall have delivered to the Representative executed copies of this Agreement, the Deposit Agreement and the Lock-Up Agreements.

4.6.2.          Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Representative an executed original of the Representative’s Warrant.

4.6.3.          Deposit Agreement Effective. The Deposit Agreement shall be in full force and effect on or prior to the Effective Date.

4.6.4.          Certificates and ADRs. The Depositary shall have furnished or caused to be furnished to the Representatives certificates satisfactory to the Representatives evidencing the deposit with the Custodian of the Underlying Shares in respect of which ADSs to be purchased by the Underwriters on the Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

If any of the conditions specified in this Section 4 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters under this Agreement may be canceled at, or at any time prior to, the Closing Date by the Representative, and such termination shall be without liability of any party to any other party except as provided in Section 8.3 and except that Section 5 shall survive any such termination and remain in full force and effect. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be provided by this Section 4 shall be provided to Gersten Savage LLP, counsel for the Underwriters, whose address is at 600 Lexington Ave., 9th Floor, New York, NY 10022 on or prior to the Closing Date.

5.          Indemnification.

5.1           Indemnification of the Underwriters.

  5.1.1.          General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by the Underwriter that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“Controlling Person”) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company, or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Disclosure Materials, the Registration Statement, ADS Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Disclosure Materials, the Registration Statement, ADS Registration Statement or Prospectus, or any amendment or supplement thereof. With respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Act and the Regulations, if the untrue statement or omission has been corrected in the Prospectus. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Securities or in connection with the Registration Statement, ADS Registration Statement or Prospectus.

5.1.2.          Procedure. If any action is brought against any Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in advance in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2           Indemnification of the Company. Each Underwriter, severally and jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement, ADS Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of such Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement, ADS Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, ADS Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.3           Contribution.

  5.3.1.          Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter or the Company, as applicable.

5.3.2.          Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. Each Underwriter’s obligations to contribute pursuant to this Section 5.3 are several and not joint.

6.          Additional Covenants.

6.1           Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of Nasdaq or any other national securities exchange or national securities association, as the case may be, in the event the Company seeks to have its Securities listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the board of directors qualifies as an “audit committee financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

6.2           Intentionally Omitted.

6.3           Prohibition on Press Releases and Public Announcements. The Company will not issue press releases or engage in any other publicity, without the Representative’s prior written consent, for a period ending at 5:00 p.m. Eastern time on the first business day following the 40th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

7.          Effective Date of this Agreement and Termination Thereof.

7.1           Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

7.2           Termination. You shall have the right to terminate this Agreement at any time prior to the Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your reasonable opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the Nasdaq, the Nasdaq Global Market or the Nasdaq Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Securities, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s reasonable judgment would make it impracticable to proceed with the Offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriters for the sale of the securities.

7.3           Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8.          Miscellaneous.

8.1           Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

If to the Representative:

ICM Capital Markets Ltd.
888 Seventh Avenue, 17th Floor
New York, NY 10019
Attn: Averell W. Satloff
Fax No.: 646-841-1640

Copy to:
Gersten Savage LLP
600 Lexington Ave., 9th Floor
New York, NY 10022
Attn: Arthur S. Marcus
Fax No.: 212-752-9700

If to the Company:

Sunity Online Entertainment Limited
Suite 1002, Block A, Buoya International Center
No. 1 Lize Middle Road, Chaoyang District, Beijing, P.R.C.

Copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attn: Mitchell S. Nussbaum, Esq.
Fax No.: 212-407-4990

8.2           Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

8.3           Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

8.4           Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8.5           Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the Controlling Persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

8.6           Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

8.7           Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

8.8           Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the understanding between the Representative and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

SUNITY ONLINE ENTERTAINMENT LIMITED

By:
Name:
Title:

Accepted on the date first above written.

ICM CAPITAL MARKETS LTD.

By:
Name:
Title:

EXHIBIT A

FORM OF REPRESENTATIVE’S WARRANT

EXHIBIT B

Lock-Up Agreement

___________ __, 20__

ICM Capital Markets Ltd.

888 Seventh Avenue, 17th Floor

New York, NY 10019

Ladies and Gentlemen:

The undersigned understands that ICM Capital Markets Ltd. (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Sunity Online Entertainment Limited, a Cayman Islands exempted limited liability company (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriters named in the Underwriting Agreement of [●] American Depositary Shares (“ADSs”) representing [●] ordinary shares (“Securities”), par value $0.00249 per share, of the Company.

To induce the Representative to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative, it will not, during the period commencing on the date hereof and ending six months after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs or capital stock of the Company including ordinary shares (“Ordinary Shares”) or any securities convertible into or exercisable or exchangeable for such ADSs or capital stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such ADSs or capital stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Company capital stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, the undersigned may transfer Ordinary Shares held by the undersigned without the prior consent of the Representative in connection with (a) transactions relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (b) transfers of Shares or any security convertible into Ordinary Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares (or ADSs representing the same), shall be required or shall be voluntarily made during the Lock-up Period, (c) transfer of Ordinary Shares to a charity or educational institution, or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Ordinary Shares to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be, if, in any such case, such transfer is not for value. In addition, the undersigned agrees that during the Lock-Up Period, without the prior written consent of the Representative, it will not make any demand for or exercise any right with respect to the registration of any ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for such ADSs or Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent(s) and/or registrar against the transfer of the undersigned’s securities or Ordinary Shares except in compliance with this Agreement.

If (i) the Company issues an earnings release or material news, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, unless the Representative waives such extension.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Ordinary Shares, or securities exchangeable or exercisable for or convertible into Ordinary Shares, provided that the undersigned does not transfer the Ordinary Shares acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this letter agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares within the Lock-Up Period).

The undersigned understands that the Company and the Representative are relying upon this letter agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by the Company, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs and Ordinary Shares to be sold thereunder this agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

Very truly yours,

(Name):

(Address)

EXHIBIT C

Opinion of Loeb & Loeb, U.S. Securities Counsel to the Company

EXHIBIT D

Opinion of Maples and Calder, Cayman Islands Counsel to the Company

We have acted as counsel as to Cayman Islands law to the Company in connection with the Company’s issue of up to [●] of the Company’s ordinary shares, par value US$0.00249 per share represented by American Depositary Shares (“ADSs”) (collectively, the “Securities”), pursuant to an Underwriting Agreement dated as of [date] 2010 (the “Underwriting Agreement”) between the Company and ICM Capital Markets Ltd. (the “Representative”), in a best efforts underwriting together with up to [●] of Ordinary Shares that may be issued by the Company pursuant to the Representative’s option (the “Representative’s Warrant Securities” and, together with the Securities, the “Offered Shares”).

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The Certificate of Incorporation and Memorandum and Articles of Association of the Company as registered or adopted on 27 November 2009.

1.2	The [minutes of the meeting of the Board of Directors of the Company held on [date] (the “Minutes”)] [written resolutions of the Board of Directors of the Company dated [date] (the “Resolutions”)] and the corporate records of the Company maintained at its registered office in the Cayman Islands.

1.3	A Certificate of Good Standing issued by the Registrar of Companies (the “Certificate of Good Standing”).

1.4	A certificate from a Director of the Company a copy of which is annexed hereto (the “Director’s Certificate”).

1.5	The register of members (shareholders) of the Company.

1.6	The Company’s prospectus dated [date] (the “Prospectus”).

1.7	The registration statement and amendments thereto, on Form F-1 (Registration No. 333-169515), (the “Registration Statement”).

1.8	The registration statement and amendments thereto, on Form F-6 (Registration No. 333-[●]), (the “ADS Registration Statement”).

1.9	The Underwriting Agreement.

1.10	The Deposit Agreement dated [date] by and between the Company and The Bank of New York as Depositary.

The purchase option for the purchase of ADSs between the Company and ICM Capital Markets Ltd. dated [date] (the “Representative’s Warrant”).

2	Assumptions

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant has been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.2	Each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant is, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

2.3	The choice of the laws of the State of New York as the governing law of each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands).

2.4	Copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate.

2.5	All signatures, initials and seals are genuine.

2.6	The power, authority and legal right of all parties under all relevant laws and regulations (other than, with respect to the Company, the laws of the Cayman Islands) to enter into, execute, unconditionally deliver and perform their respective obligations under each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant.

2.7	There is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of the State of New York.

2.8	The Company will receive money or money’s worth in consideration for the issue of the Offered Shares, and none of the Offered Shares were or will be issued for less than par value.

2.9	The Offered Shares that will be issued pursuant to each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant will be duly registered, and will continue to be registered, in the Company’s register of members (shareholders), as we have not inspected such register.

2.10	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Offered Shares.

2.11	None of the parties to the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant (other than the Company) is a company incorporated, or a partnership or foreign company registered, under applicable Cayman Islands law and all the activities of such parties in relation to the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant and any transactions entered into thereunder have not been and will not be carried on through a place of business in the Cayman Islands.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The Company has full power and authority under its Memorandum and Articles of Association to conduct its business as described in the Prospectus, ADS Registration Statement and the Registration Statement.

3.3	The Company has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant.

3.4	The execution and delivery of each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant and the performance by the Company of its obligations thereunder do not conflict with or result in a breach of any of the terms or provisions of the Memorandum and Articles of Association of the Company or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force.

3.5	The execution, delivery and performance of each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant have been authorised by and on behalf of the Company and, assuming each of the Underwriting Agreement and the Representative’s Warrant has been executed and unconditionally delivered by any Director, each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant has been duly executed and delivered on behalf of the Company and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms.

3.6	The Offered Shares to be issued by the Company pursuant to each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant have been duly authorised for issue by the Company, and when issued by the Company against payment in full, of the consideration, in accordance with each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant, as applicable, and duly registered in the register of members (shareholders) of the Company, will be validly issued, fully paid up and non-assessable.

3.7	The authorised share capital of the Company is US$50,000 divided into 50,000,000 ordinary shares of US$0.00249 par value each.

3.8	Based on our inspection of the register of members (shareholders) of the Company, the issued share capital of the Company is [11,020,000] shares of US$0.00249 each, which have been validly issued, are fully paid up and are non-assessable.

3.9	No authorisations, consents, approvals, licences, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with:

(a)	the creation, execution or delivery of each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant by the Company;

(b)	subject to the payment of the appropriate stamp duty, enforcement of each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant against the Company;

(c)	the issue, circulation or distribution of the Registration Statement, ADS Registration Statement or the Prospectus;

(d)	the offering, allotment, or issue of the Offered Shares; or

(e)	the performance by the Company of its obligations under each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant, including the payment of any amount under each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant.

3.10	The Underwriters will not be required to be licensed, qualified, or otherwise entitled to carry on business in the Cayman Islands in order to enforce their rights under each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant (as applicable), or as a consequence of the execution, delivery and performance of each of the Underwriting Agreement and the Representative’s Warrant.

3.11	No taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of:

(a)	the execution or delivery of each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant;

(b)	the enforcement of each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant;

(c)	the allotment or issue of the Offered Shares; or

(d)	payments made under, or pursuant to, each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant.

The Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

3.12	The courts of the Cayman Islands will observe and give effect to the choice of the laws of the State of New York as the governing law of each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant.

3.13	Based solely on our search of Register of Writs and Other Originating Process and the Register of Appeals (together, the “Court Registers”) maintained by the Clerk of the Court of the Grand Court of the Cayman Islands and by the Registrar of the Court of Appeal of the Cayman Islands respectively from the date of incorporation of the Company to [date] 2010 (the “Litigation Search”), the Court Registers disclosed no writ, originating summons, originating motion, petition, counterclaim nor third party notice (“Originating Process”) nor any amended Originating Process pending before the Grand Court of the Cayman Islands nor any appeal pending before the Court of Appeal, in which the Company is a defendant or respondent.

3.14	Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the State of New York, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty; and

(e)	was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

3.15	There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

3.16	It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

3.17	Neither the Articles of Association of the Company nor the Companies Law (2010 Revision) of the Cayman Islands entitle any shareholder of the Company to any pre-emptive right or other similar rights to subscribe for the Offered Shares of the Company.

4	Qualifications

The opinions expressed above are subject to the following qualifications:

4.1	The term “enforceable” as used above means that the obligations assumed by the Company under each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant are of a type which the courts of the Cayman Islands will enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a)	enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation, readjustment of debts or moratorium or other laws of general application relating to or affecting the rights of creditors;

(b)	enforcement may be limited by general principles of equity. For example, equitable remedies such as specific performance may not be available, inter alia, where damages are considered to be an adequate remedy;

(c)	some claims may become barred under the statutes of limitation or may be or become subject to defences of set off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the Cayman Islands, they may not be enforceable in the Cayman Islands to the extent that performance would be illegal under the laws of that jurisdiction;

(e)	the courts of the Cayman Islands have jurisdiction to give judgment in the currency of the relevant obligation and statutory rates of interest payable upon judgments will vary according to the currency of the judgment. If the Company becomes insolvent and is made subject to a liquidation proceeding, the courts of the Cayman Islands will require all debts to be proved in a common currency, which is likely to be the “functional currency” of the Company determined in accordance with applicable accounting principles. Currency indemnity provisions have not been tested, so far as we are aware, in the courts of the Cayman Islands;

(f)	arrangements that may be regarded as penalties will not be enforceable;

(g)	the courts of the Cayman Islands may decline to exercise jurisdiction in relation to substantive proceedings brought under or in relation to each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant in matters where they determine that such proceedings may be tried in a more appropriate forum;

(h)	we reserve our opinion as to the enforceability of the relevant provisions of each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant to the extent that they purport to grant exclusive jurisdiction to the courts of the State of New York or any other jurisdiction as there may be circumstances in which the courts of the Cayman Islands would accept jurisdiction notwithstanding such provisions; and

(i)	a company cannot, by agreement or in its articles of association, restrict the exercise of a statutory power and there exists doubt as to enforceability of any provision in each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant whereby the Company covenants not to exercise powers specifically given to its shareholders by the Companies Law (2010 Revision) of the Cayman Islands, including, without limitation, the power to increase its authorised share capital, amend its memorandum and articles of association, or present a petition to a Cayman Islands court for an order to wind up the Company.

4.2	Applicable court fees will be payable in respect of the enforcement of each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant.

4.3	Cayman Islands stamp duty may be payable if the original Underwriting Agreement, Deposit Agreement and/or Representative’s Warrant are brought to or executed in the Cayman Islands.

4.4	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies.

4.5	The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the Cayman Islands.

4.6	A certificate, determination, calculation or designation of any party to each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant as to any matter provided therein might be held by a Cayman Islands court not to be conclusive final and binding if, for example, it could be shown to have an unreasonable or arbitrary basis, or in the event of manifest error.

4.7	The Litigation Search of the Court Registers would not reveal, amongst other things, an Originating Process filed with the Grand Court which, pursuant to the Grand Court Rules or best practice of the Clerk of the Courts’ office, should have been entered in the Court Registers but was not in fact entered in the Court Registers (properly or at all), nor any appeal filed with the Court of Appeal prior to 1 June 2009.

4.8	In principle the courts of the Cayman Islands will award costs and disbursements in litigation in accordance with the relevant contractual provisions but there remains some uncertainty as to the way in which the rules of the Grand Court will be applied in practice. Whilst it is clear that costs incurred prior to judgment can be recovered in accordance with the contract, it is likely that post-judgment costs (to the extent recoverable at all) will be subject to taxation in accordance with Grand Court Rules Order 62.

4.9	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.

4.10	We make no comment with regard to the references to foreign statutes in each of the Underwriting Agreement and the Representative’s Warrant.

4.11	Under the Companies Law (2010 Revision) of the Cayman Islands, the register of members (shareholders) of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Law (2010 Revision) directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members (shareholders) may yield to a court order for rectification (for example, in the event of fraud or manifest error).

4.12	We note that it is contemplated that each of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant will be dated “as of” a certain date. Whilst parties to an agreement may agree as a matter of contract, inter se, that the rights and obligations therein contained should, in so far as the same may be possible, take effect from a date prior to the date of execution and delivery, if as a matter of fact that agreement was executed and delivered after the date “as of” which it is expressed to be executed and delivered, the agreement only comes into effect on the actual date of execution and delivery and, with respect to third parties, the agreement in so far as the rights of third parties may be available thereunder, takes effect only from the actual date of execution and delivery.

We express no view as to the commercial terms of the Underwriting Agreement, Deposit Agreement and the Representative’s Warrant or whether such terms represent the intentions of the parties and make no comment with regard to the representations that may be made by the Company.

This opinion is addressed to and is for the benefit solely of the addressees and may not be relied upon by, or disclosed to, any other person without our prior written consent.

EXHIBIT E

Opinion of Shanghai Hui Kun Law Firm, PRC Counsel to the Company

EXHIBIT F

Opinion of Emmet, Marvin & Martin, LLP, Counsel to the Depositary